Exhibit 99.(h)(49)

Calamos Advisors LLC

2020 Calamos Court

Naperville, Illinois 60563-1493

December 14, 2021

Calamos Investment Trust

2020 Calamos Court

Naperville, Illinois 60563-1493

Ladies and Gentlemen:

Calamos Advisors LLC (“Calamos Advisors”) hereby undertakes as follows:

In the interest of limiting the expenses of each of the following series of Calamos Investment Trust (each a “Fund”): Market Neutral Income Fund, Hedged Equity Fund, Phineus Long/Short Fund, Convertible Fund, Global Convertible Fund, Timpani Small Cap Growth Fund, Timpani SMID Growth Fund, Growth Fund, Growth and Income Fund, Dividend Growth Fund, Select Fund, International Growth Fund, Evolving World Growth Fund, Global Equity Fund, Global Opportunities Fund, Total Return Bond Fund, High Income Opportunities Fund, Short-Term Bond Fund and Calamos Global Sustainable Equities Fund, Calamos Advisors undertakes to reimburse each Fund to the extent, but only to the extent, that the annualized expenses of each of the following classes of all Funds except Calamos Global Sustainable Equities Fund, through March 1, 2023, and for Calamos Global Sustainable Equities Fund through March 1, 2025, as a percent of the average net assets of such class of shares exceed the applicable percentage for that class of each series, as set forth below . This calculation will exclude taxes, interest, short interest, short dividend expenses, brokerage commissions, acquired fund fees and expenses, and extraordinary charges such as litigation costs, but will include fees paid to Calamos Advisors, including any applicable performance fees.i

I.       Market Neutral Income Fund and Growth and Income Fund:

	Class of Shares
	A	C	I	R6
Expense limitation	1.75%	2.50%	1.50%	1.50% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

II.     Hedged Equity Fund:

	Class of Shares
	A	C	I
Expense limitation	1.25%	2.00%	1.00%

III.   Phineus Long/Short Fund:

	Class of Shares
	A	C	I
Expense limitation	2.00%	2.75%	1.75%

IV.   Convertible Fund and Growth Fund :

	Class of Shares
	A	C	I
Expense limitation	1.75%	2.50%	1.50%

V.    Global Convertible Fund and Dividend Growth Fund:

	Class of Shares
	A	C	I
Expense limitation	1.35%	2.10%	1.10%

VI.   Timpani Small Cap Growth Fund:

	Class of Shares
	A	C	I	R6
Expense limitation	1.30%	2.05%	1.05%	1.05% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

VII.  Timpani SMID Growth Fund:

	Class of Shares
	A	I	R6
Expense limitation	1.35%	1.10%	1.10% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

VIII. Select Fund:

	Class of Shares
	A	C	I
Expense limitation	1.15%	1.90%	0.90%

IX.    International Growth Fund:

	Class of Shares
	A	C	I	R6
Expense limitation	1.10%	1.85%	0.85%	0.85% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

X.     Evolving World Growth Fund:

	Class of Shares
	A	C	I
Expense limitation	1.30%	2.05%	1.05%

XI.   Global Equity Fund:

	Class of Shares
	A	C	I	R6
Expense limitation	1.40%	2.15%	1.15%	1.15% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

XII.  Global Opportunities Fund:

	Class of Shares
	A	C	I
Expense limitation	1.22%	1.97%	0.97%

XIII.   Total Return Bond Fund:

	Class of Shares
	A	C	I
Expense limitation	0.90%	1.65%	0.65%

XIV.   High Income Opportunities Fund:

	Class of Shares
	A	C	I
Expense limitation	1.00%	1.75%	0.75%

XV.   Short-Term Bond Fund:

	Class of Shares
	A	I
Expense limitation	0.65%	0.40%

XVI.   Global Sustainable Equities Fund**:

	Class of Shares
	A	C	I	R6
Expense limitation	1.20%	1.95%	0.95%	0.95% less the annual sub-transfer agency ratio*

*The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency fees of the Fund’s other share classes divided by the aggregate average annual net assets of the Fund’s other share classes.

**The expense limitation will be effective through March 1, 2025.

The amount of the expense reimbursement to any Fund (or any offsetting reimbursement by a Fund to Calamos Advisors) shall be computed on an annual basis, accrued daily and paid monthly. Calamos Advisors may recapture previously waived expense amounts within the same fiscal year for any day where the respective Fund’s expense ratio falls below the contractual expense limit up to the expense limit for that day. This undertaking shall be binding upon any successors and assigns of Calamos Advisors.

Very truly yours,

CALAMOS ADVISORS LLC

By:

Name:	Thomas E. Herman
Title:	EVP, Chief Financial Officer

i Accrual of fund expenses and any reimbursement occurs on a daily basis in conjunction with the striking of the NAV. All operating expenses, excluding sub-TA expenses but including the management fee, are calculated based on the total assets of each fund. The sub-TA expenses are calculated on the total assets of each fund excluding Class R6. Class R6 shares have no sub-TA expenses. Any reimbursement is then calculated at the fund level. The fund level expenses, net of any reimbursement, are then allocated to each share class based on class assets. This approach ensures that all operating expenses and reimbursements are applied to all shareholders equally. Class specific 12b-1 fees are then applied to each share class, except for Classes I and R6, which have no 12b-1 fees. The class specific 12b-1 fees, and the sub-TA expenses excluded from Class R6, account for the difference in expense ratios among classes on a daily basis.